SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 27, 2012, Derma Sciences, Inc. (the “Company”) and ME Merger Sub Inc., its wholly owned subsidiary, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with MedEfficiency, Inc. (“MedEfficiency”) and MedE SR LLC, as stockholder representative (the “Stockholder Representative”), to purchase MedEfficiency for $14.5 million in cash, subject to certain adjustments as provided for in the Purchase Agreement (the “Transaction”).   Consummation of the Transaction (the “Closing”) is expected to occur no later than April 30, 2012, subject to the satisfaction of various closing conditions, including the accuracy of the representations and warranties of each party (subject to certain exceptions), the performance in all material respects by each party of its obligations under the Purchase Agreement, and other conditions customary for transactions of this type. Each party to the Purchase Agreement has agreed to customary covenants, including, among others, covenants relating to the conduct of MedEfficiency’s business during the interim period between the execution of the Purchase Agreement and the Closing.  Approval of the Transaction by the stockholders of MedEfficiency (the “Stockholders”) has been obtained.

In connection with the execution of the Purchase Agreement and as a condition to Closing, the Company and the Stockholder Representative have agreed to enter into an Escrow Agreement with a third-party escrow agent (the “Escrow Agreement”) whereby the Company, on the date of Closing, will make a deposit of $725,000, a portion of the purchase price, with the escrow agent for the purpose of securing the  payment obligations of the Stockholders, if any, in respect of: (i) the calculation of the net assets of MedEfficiency at Closing; (ii) any accounting fees arising from disputed items with respect to the closing statement prepared by the Company; and (iii) any indemnification claims made by the Company, each as contemplated by the Purchase Agreement.  If no notice of a claim of indemnification is made to the escrow agent by the Company prior to the first anniversary of the date of the Escrow Agreement, all remaining funds on deposit will be released to the Stockholder Representative on behalf of the Stockholders.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated by reference herein.  A copy of the Company’s press release announcing the entry into the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference

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Item 9.01 Financial Statements and Exhibits

The following exhibit are included with this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated March 27, 2012, by and among the Company, ME Merger Sub Inc., MedEfficiency, Inc. and MedE SR LLC
99.1	Press Release, dated March 29, 2012

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  March 30, 2012

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated March 27, 2012, by and among the Company, ME Merger Sub Inc., MedEfficiency, Inc. and MEDE SR LLC
99.1	Press Release, dated March 29, 2012

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